Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Boris Goldstein, Chairman of the Board, Secretary and Executive Vice President of Brain Scientific Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the quarterly report on Form 10-Q/A for the period ending March 31, 2020 of Brain Scientific Inc. (the “Form 10-Q/A”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Brain Scientific Inc.

Dated: September 16, 2020	/s/ Boris Goldstein
Boris Goldstein
Chairman, Secretary and Executive Vice President
(Principal Executive Officer)